         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                             Three Months Ended
                                                                March 31
                                                          ----------------------
                                                             1999       1998
                                                             ----       ----
Net sales .............................................   $ 450,607   $ 451,491

Costs and expenses:
     Cost of products sold ............................     354,564     360,652
     Selling, general, and administrative expenses ....      50,849      46,628
     Research and development .........................       2,503       2,908
     Interest expense .................................       5,144       5,240
     Other (income) costs, net ........................       6,171        (753)
     Minority interest in net income ..................         982         988
                                                          ---------   ---------

Income before income taxes ............................      30,394      35,828

     Taxes based on income - cash .....................      10,291      12,950
     Taxes based on income - deferred .................       1,609         950
                                                          ---------   ---------

Net income ............................................   $  18,494   $  21,928
                                                          ---------   ---------
                                                          ---------   ---------

Basic earnings per share of common stock ..............   $     .35   $     .41
                                                          ---------   ---------
                                                          ---------   ---------

Diluted earnings per share of common stock ............   $     .35   $     .41
                                                          ---------   ---------
                                                          ---------   ---------

Cash dividends paid ...................................   $     .23   $     .22
                                                          ---------   ---------
                                                          ---------   ---------

Average common shares and common
   stock equivalents outstanding ......................      52,568      53,654
                                                          ---------   ---------
                                                          ---------   ---------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)

                                                                                     Mar 31       Dec 31
                      ASSETS                                                          1999         1998
                                                                                      ----         ----
Cash .........................................................................   $    25,858    $    23,738
Accounts receivable - net ....................................................       245,163        246,676
Inventories ..................................................................       222,305        212,613
Prepaid expenses and deferred charges ........................................        35,944         34,912
                                                                                 -----------    -----------
             Total current assets ............................................       529,270        517,939
                                                                                 -----------    -----------

Property and equipment, net ..................................................       743,141        740,101
                                                                                 -----------    -----------

Excess of cost of investments in
   subsidiaries over net assets acquired .....................................       159,567        160,819
Other assets .................................................................        16,319         34,195
                                                                                 -----------    -----------
              Total ..........................................................       175,886        195,014
                                                                                 -----------    -----------

TOTAL ASSETS .................................................................   $ 1,448,297    $ 1,453,054
                                                                                 -----------    -----------
                                                                                 -----------    -----------

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt ............................................   $     2,799    $     2,946
Short-term borrowings ........................................................         2,928          3,553
Accounts payable .............................................................       180,339        193,088
Accrued salaries and wages ...................................................        26,505         31,629
Accrued income and other taxes ...............................................        20,235         11,572
                                                                                 -----------    -----------
              Total current liabilities ......................................       232,806        242,788

Long-term debt, less current portion .........................................       382,215        371,363
Deferred taxes ...............................................................        77,649         76,204
Other liabilities and deferred credits .......................................        56,471         54,655
                                                                                 -----------    -----------
              Total liabilities ..............................................       749,141        745,010
                                                                                 -----------    -----------

Minority interest ............................................................        36,556         37,237
                                                                                 -----------    -----------
STOCKHOLDERS' EQUITY:
    Common stock (59,098,203 and 59,056,047 shares) ..........................         5,910          5,906
    Capital in excess of par value ...........................................       181,957        181,908
    Retained income ..........................................................       697,777        691,315
    Other comprehensive income (loss) ........................................       (20,838)        (6,116)
    Common stock held in treasury (6,786,889 and 6,786,889 shares) ...........      (202,206)      (202,206)
                                                                                 -----------    -----------
              Total stockholders' equity .....................................       662,600        670,807
                                                                                 -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....................................    $1,448,297    $ 1,453,054
                                                                                 -----------    -----------
                                                                                 -----------    -----------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
  PERIODS PRIOR TO 1998 HAVE BEEN REVISED TO REFLECT PROVISIONS OF SFAS NO. 130

                                                                    Capital In                 Other        Common       Total
                                                            Common   Excess Of   Retained  Comprehensive  Stock Held  Stockholder's
      (IN THOUSANDS OF DOLLARS)                             Stock    Par Value    Income   Income (Loss)  In Treasury   Equity
-----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                                $5,781    $147,119   $498,167   $   8,590     ($146,849)   $ 512,808
                                                            --------------------------------------------------------------------

Net income for 1996                                                               101,081                                101,081
Translation adjustment for 1996                                                                (3,917)                    (3,917)
Pension liability adjustment, net of $948 tax benefit                                           1,546                      1,546
                                                                                                                       ---------
Total comprehensive income                                                                                                98,710
                                                                                                                       ---------
Cash dividends paid on common stock, $. 72 per share                              (37,830)                               (37,830)
Stock incentive programs and related tax effects                 2         310                                               312
Common stock transactions related to an
    acquisition of a subsidiary company                          7       2,052                                             2,059
Purchase of 292,000 shares of common stock                                                                   (8,962)      (8,962)
                                                            --------------------------------------------------------------------
Balance at December 31, 1996                                $5,790    $149,481   $561,418   $   6,219     ($155,811)   $ 567,097
                                                            --------------------------------------------------------------------

Net income for 1997                                                               107,584                                107,584
Translation adjustment for 1997                                                               (11,109)                   (11,109)
Pension liability adjustment, net of $842 tax benefit                                          (1,373)                    (1,373)
                                                                                                                       ---------
Total comprehensive income                                                                                                95,102
                                                                                                                       ---------
Cash dividends paid on common stock, $.80 per share                               (42,418)                               (42,418)
Stock incentive programs and related tax effects                 4          47                                                51
Common stock transactions related to an
     acquisition of a subsidiary company                        70      25,034                                            25,104
Purchase of 139,429 shares of common stock                                                                   (5,051)      (5,051)
                                                            --------------------------------------------------------------------
Balance at December 31, 1997                                $5,864    $174,562   $626,584   ($  6,263)    ($160,862)   $ 639,885
                                                            --------------------------------------------------------------------

Net income for 1998                                                               111,432                                111,432
Translation adjustment for 1998                                                                   (72)                       (72)
Pension liability adjustment, net of $102 tax benefit                                             219                        219
                                                                                                                       ---------
Total comprehensive income                                                                                               111,579
                                                                                                                       ---------
Cash dividends paid on common stock, $.88 per share                               (46,701)                               (46,701)
Stock incentive programs and related tax effects                42       7,346                                             7,388
Purchase of 1,110,843 shares of common stock                                                                (41,344)     (41,344)
                                                            --------------------------------------------------------------------
Balance at December 31, 1998                                $5,906    $181,908   $691,315   ($  6,116)    ($202,206)   $ 670,807
                                                            --------------------------------------------------------------------

Net income for first three months of 1999                                          18,494                                 18,494
Translation adjustment for first three months of 1999                                         (14,722)                   (14,722)
                                                                                                                       ---------
Total comprehensive income                                                                                                 3,772
                                                                                                                       ---------
Cash dividends paid on common stock, $.23 per share                               (12,032)                               (12,032)
Stock incentive programs and related tax effects                 4          49                                                53
                                                            --------------------------------------------------------------------
Balance at March 31, 1999                                   $5,910    $181,957   $697,777   ($ 20,838)    ($202,206)   $ 662,600
                                                            --------------------------------------------------------------------
                                                            --------------------------------------------------------------------

       EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                   BEMIS COMPANY, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF CASH FLOWS
                        (IN THOUSANDS OF DOLLARS)

                                                                 Three Months Ended
                                                                       March 31
                                                               -------------------------
                                                                  1999            1998
                                                                  ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ............................................        $ 18,494         $ 21,928
NON-CASH ITEMS:
    Depreciation and amortization .....................          25,613           22,903
    Minority interest in net income ...................             982              988
    Deferred income taxes, non-current portion ........           1,609              948
    Undistributed earnings of affiliated companies ....           6,314             (422)
    (Gain) Loss on sale of property and equipment .....             (13)             (22)
                                                               --------         --------

Cash provided by operations ...........................          52,999           46,323

Changes in working capital, net of effects
   of acquisitions and dispositions ...................         (19,173)         (13,914)
Net change in deferred charges and credits ............           1,998             (569)
                                                               --------         --------

Net cash provided (used) by operating activities ......          35,824           31,840
                                                               --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment ...................         (29,833)         (45,184)
Business acquisitions .................................          (1,424)         (38,868)
Proceeds from sale of property and equipment ..........             139              374
Other .................................................              (3)               4
                                                               --------         --------

Net cash used in investing activities .................         (31,121)         (83,674)
                                                               --------         --------


CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt
  assumed in business acquisition .....................          11,009           67,733
Change in short-term debt .............................            (608)             (16)
Cash dividends paid ...................................         (12,032)         (11,744)
Subsidiary dividends to minority stockholders .........                           (1,835)
Stock incentive programs and related tax effects ......              53            7,388
                                                               --------         --------

Net cash provided by financing activities .............          (1,578)          61,526
                                                               --------         --------

Effect of exchange rates on cash ......................          (1,005)            (115)
                                                               --------         --------

Net increase in cash ..................................        $  2,120         $  9,577
                                                               --------         --------
                                                               --------         --------

     EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                  BEMIS COMPANY, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEGMENTS OF BUSINESS

     The Registrant's business activities are organized around its two principal business segments, Flexible Packaging and Pressure Sensitive Materials. Both internal and external reporting conform to this organizational structure with no significant differences in accounting policies applied. The Registrant evaluates the performance of its segments and allocates resources to them based on operating profit which is defined as profit before general corporate expense, interest expense, income taxes, and minority interest. A summary of the Registrant's business activities reported by its two business segments follows:

                                                      For the Quarter Ended
                                                            March 31,
                                                  -----------------------------
Business Segments  (in millions of dollars)          1999              1998
-------------------------------------------------------------------------------
Net Sales to Unaffiliated Customers:
         Flexible Packaging                       $    333.6       $    333.7
         Pressure Sensitive Materials                  117.1            118.0

Intersegment Sales:
         Flexible Packaging                             (0.1)            (0.1)
         Pressure Sensitive Materials                   (0.0)            (0.1)
                                                  ----------       ----------
               Total                              $    450.6       $    451.5
                                                  ----------       ----------
                                                  ----------       ----------

Operating Profit and Pretax Profit:
         Flexible Packaging                       $     30.2       $     33.2
         Pressure Sensitive Materials                   11.2             12.9
                                                  ----------       ----------
               Total operating profit                   41.4             46.1

         General corporate expenses                     (4.9)            (4.0)
         Interest expense                               (5.1)            (5.3)
         Minority interest in net income                (1.0)            (1.0)
                                                  ----------       ----------
                Income before income taxes        $     30.4       $     35.8
                                                  ----------       ----------
                                                  ----------       ----------

Identifiable Assets:
         Flexible Packaging                       $  1,107.6       $  1,078.5
         Pressure Sensitive Materials                  291.0            293.9
                                                  ----------       ----------
                Total identifiable assets            1,398.6          1,372.4
             Corporate assets                           49.7             50.1
                                                  ----------       ----------
                Total                             $  1,448.3       $  1,422.5
                                                  ----------       ----------
                                                  ----------       ----------


BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to

Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation.

     It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

     For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1998.

TAXES BASED ON INCOME

     The Company's 1999 effective tax rate of 39% differs from the federal statutory rate of 35% primarily due to state and local income taxes.